EX-32 CERTIFICATIONS OF CEO AND CFO PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT

EXHIBIT 32


CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. SECTION 1350)


In connection witht the Quarterly Report of Technical Ventures Inc., a
New York State corporation (the "Company"), on Form 10-QSB for the quarter ending Dec. 31, 2003, as filed with the Securities and Exchange Commission (the "Report"), Frank Mortimer, President and Chief Executive Officer of the Company and Larry Leverton, Secretary/Treasurer and Chief Financial Officer of the Company, respectively, do each hereby certify, pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C.- 1350), that to his knowledge:

   (1) The Report fully complies with the requirements of section 13(a) or 15(d)of the Securities Exchange Act of 1934; and

   (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.




BY:  /s/Frank Mortimer
     Frank Mortimer, President and
     Chief Executive Officer



BY: /s/Larry Leverton
    Larry Leverton, Secretary & Treasuer
    and Chief Financial Officer


February 4, 2004


[A signed original of this written statement required by Section 906 has been provided to Technical Ventures Inc. and will be retained by Technical Ventures Inc. and furnished to the Securities and Exchange Commission or its staff upon request.]